Exhibit 99.1

News Release

Boeing Corporate Offices 100 N. Riverside Chicago, IL 60606 www.boeing.com

Boeing Board Elects Aetna Chairman Williams as New Director

CHICAGO, Dec. 2, 2010 — Boeing Chairman, President & CEO Jim McNerney announced today that the Boeing board of directors has elected Ronald A. Williams as a new director, effective immediately.

Williams, 61, is the chairman of Aetna, a diversified health care benefits company. He stepped down as CEO of Aetna last month.

“Ron brings to our board a valuable set of skills and experiences,” said McNerney. “He understands the issues faced by large organizations in dynamic markets and has positioned Aetna as a leader in part by bringing innovative approaches to some of the challenges his company and the entire healthcare industry face,” he added.

Williams joined Aetna as Executive Vice President and Chief of Health Operations in 2001 and served as president from 2002 until 2007. He was named CEO in February 2006 and chairman in October 2006.

He is a graduate of Roosevelt University in Chicago and holds an M.S. in Management from the Sloan School of Management at the Massachusetts Institute of Technology.

He will serve on the board’s Audit and Finance committees.

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Contact: John Dern, Communications, 312-544-2002